                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement        / / Confidential, for Use of the Com-
                                           mission Only (as permitted by
                                           Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  SYMS CORP
               (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rule 0-11(c)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
          (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------
          (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
          (5) Total fee paid:

- - --------------------------------------------------------------------------------

          / /  Fee paid previously with preliminary materials.

          / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------
          (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
          (3) Filing Party:

- - --------------------------------------------------------------------------------
          (4) Date Filed:

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

                                   SYMS CORP
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 10, 1996
                            ------------------------

To the Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Syms Corp (the "Company"), will be held at the office of the Company, Syms Way, Secaucus, New Jersey 07094, on Wednesday, July 10, 1996 at 10:30 A.M. for the following purposes:

          1. To elect eight (8) Directors to serve for the term of one (1) year or until their respective successors have been elected and qualified.

          2. To approve the appointment of Deloitte & Touche LLP as independent accountants of the Company for fiscal year 1997.

          3. To transact such other business as may properly come before the meeting.

     The close of business on June 3, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and only stockholders of record at such time will be so entitled to vote.

     You are cordially invited to attend the meeting in person if possible. If you do not expect to be present, please sign and date the enclosed proxy and return it in the envelope enclosed for this purpose. It will assist us in keeping down the expenses of the meeting if the stockholders who do not expect to attend in person return their signed proxies promptly, whether they own a few shares or many shares. If no direction is indicated in your proxy it will be voted for Proposals 1 and 2 above.

                                          By Order of the Board of Directors

                                          STEPHEN A. MERNS
                                          Secretary
Secaucus, New Jersey
June 11, 1996

                                   SYMS CORP

                                PROXY STATEMENT

     The accompanying form of proxy is solicited on behalf of the Board of Directors of Syms Corp (the "Company") for use at the July 10, 1996 meeting of the stockholders of the Company or at any adjournment or adjournments thereof. The cost of preparing and mailing the proxy and this Proxy Statement and all other costs in connection with this solicitation of proxies will be borne by the Company. It is anticipated that the accompanying proxy and this Proxy Statement will be sent to stockholders of the Company on or about June 11, 1996.

     The Company's executive offices are located at Syms Way, Secaucus, New Jersey 07094.

     Proxies in the accompanying form which are properly executed and duly returned to the Company and not revoked will be voted as specified. Any proxy in which no direction is specified will be voted in favor of the election of the nominees for director and the appointment of Deloitte & Touche LLP as independent accountants. Each proxy granted is revocable and may be revoked at any time prior to its exercise. The Company intends to reimburse brokerage companies and others for forwarding proxy materials to beneficial owners of stock. The Company is concurrently with the mailing of this Proxy Statement mailing its Annual Report for its fiscal year ended March 2, 1996 to stockholders of record on June 3, 1996.

     Stockholders vote at the annual meeting by casting ballots (in person or by proxy) which are tabulated by a representative of the Company's independent transfer agent appointed to serve as inspector of election at the meeting and who has executed and verified an oath of office. The holders of a majority of the shares of Common Stock issued and outstanding represented in person or by proxy shall constitute a quorum. Abstentions and broker non-votes are included in the determination of the number of shares present at the meeting for quorum purposes but not counted in the tabulations of the votes cast on proposals presented to stockholders. As indicated in the table below, Mr. Sy Syms beneficially owns a number of shares sufficient to determine the outcome of matters to be voted upon at the meeting.

                        PRINCIPAL HOLDERS OF SECURITIES

     The outstanding voting stock of the Company as of June 3, 1996 consisted of 17,694,015 shares of Common Stock, par value $.05 per share, with each share entitled to one vote. Only stockholders of record at the close of business on June 3, 1996 are entitled to vote at the meeting.

     The following table sets forth the record and beneficial ownership of Common Stock by each person owning of record or known by the Company to own beneficially more than five (5%) percent thereof.

                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL
                                                              OWNERSHIP OF COMMON
                      NAME AND ADDRESS OF                         STOCK AS OF         PERCENT
                        BENEFICIAL OWNER                        JUNE 3, 1996(1)       OF CLASS
    --------------------------------------------------------  -------------------     --------
    Sy Syms, as trustee under a Voting Trust Agreement dated
      July 25, 1983, as amended.............................       1,407,412(2)          8.0%
         Syms Way, Secaucus, New Jersey 07094
    The Sy Syms Revocable Living Trust dated March 17, 1989,
      as amended(3).........................................       9,593,328(3)         54.2%
         Syms Way, Secaucus, New Jersey 07094
    Tweedy, Browne Company L.P. ............................       1,226,647             6.9%
         52 Vanderbilt Avenue, New York, NY 10017

- - ---------------
(1) Sole voting and investment power unless otherwise stated.

(2) Includes 41,184 shares in the Voting Trust for the account of The Sy Syms Revocable Living Trust dated March 17, 1989, as amended (the "Revocable Living Trust "), 243,592 shares for each of Marcy Syms and Stephen A. Merns, 210,259 shares for each of Robert G. Syms and Richard W. Syms, and 229,263 shares for each of Adrienne Merns and Laura Merns. Sy Syms is deemed to be the beneficial owner of all the shares in the Voting Trust held by him as trustee. (Does not include 1,000 shares owned by Mr. Syms' spouse.)

(3) Sy Syms retains the sole voting power of such shares and the right to revoke the Revocable Living Trust at any time.

VOTING TRUST

     Mr. Sy Syms is the Voting Trustee under a Voting Trust created under the Voting Trust Agreement dated July 25, 1983, as amended, and terminating on December 31, 1996. As Voting Trustee, Sy Syms can unilaterally vote, sell or otherwise dispose of the shares of Common Stock held in the Voting Trust. Under no condition may a shareholder who deposited shares in the Voting Trust withdraw shares from the Voting Trust prior to its scheduled expiration date at any time. In the event of Sy Syms' death or his resignation or inability to perform as Voting Trustee, Marcy Syms, the daughter of Sy Syms, is designated as successor trustee. In the event of her death, resignation or inability to perform, Stephen
A. Merns, the son of Sy Syms, becomes successor trustee.

                             ELECTION OF DIRECTORS

     At the meeting, eight (8) directors are to be elected for the term of one
(1) year or until their respective successors have been elected and qualified. It is intended that votes will be cast pursuant to proxies received from holders of Common Stock of the Company for the nominees listed below, unless the proxy contains contrary instructions. The affirmative vote of a majority of the votes cast at the meeting is necessary for the election of directors.

     If any of the nominees listed below are unavailable for election at the date of the Annual Meeting, the stock represented by the proxy will be voted for the remaining nominees and for such substitute nominee or nominees as the Board of Directors, in their judgment, designate. Management at this time has no reason to believe that any of the said nominees will not be available.

         NAME OF DIRECTOR
     OR NOMINEE FOR ELECTION                         PRINCIPAL OCCUPATION                    AGE
- - ----------------------------------  -------------------------------------------------------  ---
Sy Syms(1)(2)(3)..................  Chairman of the Board and Chief Executive Officer of     70
                                    the Company
Marcy Syms(1)(2)..................  President and Chief Operating Officer of the Company     45
John K. Kabay.....................  Vice President, Chief Financial Officer and Treasurer    54
                                    of the Company(4)
Wilbur L. Ross, Jr.(3)(5)(6)......  Managing Director of Rothschild Inc.                     58
Harvey Weinberg(3)(5)(6)..........  Consultant                                               58
Philip G. Barach..................  Consultant                                               66
David A. Messer...................  President of AIG Trading Corporation                     35
Stephen A. Merns(2)...............  Vice President, Secretary and Merchandise Manager Men's  43
                                    Tailored Clothing

- - ---------------
(1) Member of the Executive Committee of the Company.

(2) Sy Syms is the father of Marcy Syms and Stephen A. Merns.

(3) Member of the Compensation Committee of the Company.

(4) Effective February 12, 1996.

(5) Member of the Audit Committee of the Company.

(6) Member of the Stock Option Committee of the Company.

     SY SYMS has been Chairman of the Board, Chief Executive Officer and a Director of the Company and/or its predecessors since 1959. Mr. Sy Syms was Chief Operating Officer of the Company from 1983 to 1984. Mr. Syms has been a Director of Israel Discount Bank of New York since December 1991.

     MARCY SYMS has been President and a Director of the Company since 1983, Chief Operating Officer of the Company since 1984 and was an officer and director of Syms Inc. from 1978 through 1985.

     JOHN K. KABAY has been Vice President, Chief Financial Officer, Treasurer and a Director of the Company since February 12, 1996. From 1994 to February 1996 Mr. Kabay was Senior Vice President of AmeriData Technologies, Inc., provider of computer products, networks and services. From 1985 to 1994, Mr. Kabay was Senior Vice President, Chief Financial Officer and Treasurer of Calvin Klein, Inc., a multi-divisional company that designs, manufactures, markets, retails and licenses a broad range of designer apparel, sportswear and accessories.

     WILBUR L. ROSS, JR. has been a Managing Director of Rothschild Inc. since 1976. He is a member of the Board of Directors of Mego Corp. He has been a Director of the Company since 1983.

     HARVEY WEINBERG has been a consultant since April 1994. From April 1992 to April 1994 he was President and Chief Executive Officer of HSSI, Inc., a retailer of men's and women's apparel. He was the Chairman of the Board of Hartmarx Corporation ("Hartmarx") from 1990 to September 1992 and Chief Executive Officer and a director of Hartmarx from 1987 to 1990. He has been a Director of the Company since December 1992.

     PHILIP G. BARACH has been a consultant since March 1993. From 1968 to March 1993 he was Chairman of the Board or Chairman of the Board, President and Chief Executive Officer of United States Shoe Corp. (manufacturer and retailer of footwear, apparel and eyewear). He is a member of the Board of the Directors of Bernard Chaus, Inc. (manufacturer of women's apparel), Glimcher Realty Trust (a real estate investment trust), R.G. Barry Corp. (manufacturer of foldable slippers and heat preservation products) and Union Central Insurance Co. (life insurance).

     DAVID A. MESSER has been President of AIG Trading Corporation, a subsidiary of American International Group, Inc. (NYSE: AIG), since January 1994. Prior to January 1994, Mr. Messer was a Senior Vice President of AIG Trading Corporation, where he has been employed since January 1990.

     STEPHEN A. MERNS has been Vice President, Secretary and Merchandise Manager Men's Tailored Clothing of the Company since January 1, 1986. Mr. Stephen A. Merns was Vice President and a buyer of men's haberdashery of Syms Inc. from 1980 through 1985 and Secretary of Syms Inc. from 1983 through 1985.

     During the fiscal year ended March 2, 1996, there were eight meetings of the Board of Directors. Each director attended at least 75% of the fiscal 1996 meetings of the Board of Directors and the committees of which he or she was a member during the 1996 fiscal year.

     During 1994 HSSI, Inc., of which Mr. Weinberg was President, Chief Executive Officer and a Director, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Committees of the Board of Directors include an Audit Committee, an Executive Committee, Stock Option Committee and a Compensation Committee. The Board of Directors does not have a nominating committee.

     The Audit Committee reviews the engagement of independent accountants, reviews and approves the scope of the annual audit undertaken by the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The members of the Audit

Committee are Wilbur L. Ross, Jr. and Harvey Weinberg. The Audit Committee did not meet during fiscal 1996.

     The Executive Committee exercises all the powers and the authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. The members of the Executive Committee are Sy Syms and Marcy Syms. The Executive Committee did not meet during fiscal 1996.

     The Stock Option Committee administers the Company's Amended and Restated Incentive Stock Option and Appreciation Plan (the "Option Plan") and determines the officers and key employees to be granted options under the Option Plan and the number of shares subject to the options. The members of the Stock Option Committee are Wilbur L. Ross, Jr. and Harvey Weinberg. The Stock Option Committee did not meet during fiscal 1996.

     The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements and compensation plans (other than the Option Plan) for the company's officers and key employees. The Compensation Committee did not meet during fiscal 1996. The members of the Compensation Committee are Sy Syms, Wilbur L. Ross, Jr. and Harvey Weinberg.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

                                                          AMOUNT AND NATURE OF
                                                         BENEFICIAL OWNERSHIP OF
                            NAME OF                           COMMON STOCK           PERCENT
                       BENEFICIAL OWNER                    AS OF JUNE 3, 1996      OF CLASS(1)
        -----------------------------------------------  -----------------------   -----------
        Sy Syms........................................         11,000,840(1)          62.2%
        Marcy Syms.....................................            449,483(2)           2.5%
        John K. Kabay..................................                600(3)             *
        Ronald Zindman.................................              3,000(2)             *
        Stephen A. Merns...............................            491,483(2)           2.8%
        Wilbur L. Ross, Jr. ...........................                500                *
        Harvey Weinberg................................                200                *
        Douglas C. Meyer...............................                 --                *
        Philip G. Barach...............................              1,000                *
        David A. Messer................................                 --                *
          All directors and executive officers as a
             group (10 persons)........................         11,947,106             67.5%

- - ---------------
 *  Less than one percent.

(1) Includes (a) 9,593,328 shares held in the Revocable Living Trust, (b) 41,184 shares held in the Voting Trust for the account of the Revocable Living Trust, 243,592 shares for each of Marcy Syms and Stephen A. Merns, 210,259 shares for each of Robert G. Syms and Richard W. Syms, and 229,263 shares for each of Adrienne Merns and Laura Merns and (c) 100 shares held by Sy Syms as custodian for Jillian E. Merns. Sy Syms is deemed to be the beneficial owner of all the shares in the Voting Trust held by him as trustee and all of the shares held by him as custodian for Jillian E. Merns.

(2) Includes shares issuable upon the exercise of options granted under the Option Plan and either currently exercisable or exercisable within 60 days after June 11, 1996.

(3) During fiscal 1996, Mr. Kabay was approximately six weeks late in the filing of his initial Form 3 which disclosed that he did not then beneficially own any shares of common stock.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company and its subsidiaries for the past three fiscal years, and for the 1995 calendar year to its five most highly compensated executive officers, including the Chief Executive Officer, serving as such at the end of the most recently completed fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                      COMPENSATION(1)
                                          ANNUAL COMPENSATION         ---------------
                                    -------------------------------      OPTIONS/          ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR*    SALARY          BONUS       SARS (#)       COMPENSATION(2)
- - ----------------------------------  -----   --------         ------   ---------------   ---------------
Sy Syms...........................  1996    $855,756(3)(4)        0             0           $ 2,306
  Chairman of the Board and         1995    $824,988(4)           0             0           $ 2,306
  Chief Executive Officer           1994    $624,988(4)           0             0           $ 2,368
                                    1993    $824,988(4)           0             0           $ 3,658
Marcy Syms........................  1996    $515,154(3)(5)        0             0           $ 2,306
  President and Chief Operating     1995    $469,000(5)           0             0           $ 2,306
  Officer                           1994    $469,000(5)           0             0           $ 2,368
                                    1993    $469,000(5)           0        50,000           $ 3,658
Ronald Zindman....................  1996    $206,000              0             0           $ 2,306
  Vice President-General            1995    $198,000              0             0           $ 2,306
  Merchandise Manager Ladies,       1994    $142,000         10,000             0           $ 2,368
  Men's and Haberdashery            1993    $123,500              0             0           $ 1,838
Stephen A. Merns..................  1996    $137,800              0             0           $ 2,069
  Vice President, Secretary and     1995    $135,200              0             0           $ 2,069
  Merchandise Manager Men's         1994    $130,000              0             0           $ 2,030
  Tailored Clothing                 1993    $135,850              0             0           $ 2,038
Douglas C. Meyer..................  1996    $107,855              0             0           $ 1,545
  Vice President -- Marketing,      1995    $103,510              0             0           $ 1,545
  Advertising and Sales Promotion   1994    $ 36,300(6)           0             0           $     0

- - ---------------
 * During 1995, the Company changed its fiscal year end to the Saturday nearest to the end of February. Accordingly, fiscal year information is provided for the 53 weeks ended March 2, 1996, for the 1995 calendar year, and for the 1994 and 1993 fiscal years, which ended December 31, 1994 and January 1, 1994, respectively.

(1) During the period covered by the table, the Company did not make any restricted stock awards or have in effect (or make payments under) any long term incentive plan other than the Option Plan, pursuant to which only stock options, but no stock appreciation rights, were awarded.

(2) Company's contributions to a defined contribution profit sharing retirement plan.

(3) Mr. Sy Syms is paid at a weekly rate of $15,865.15 and Ms. Marcy Syms is paid at a weekly rate of $9,019.23. The compensation reported for Mr. Syms and Ms. Syms for the period ended March 2, 1996 is for 53 weeks and reflects certain adjustments recorded in the second half of calendar 1995 in order for their calendar 1995 salary to amount to $824,988 and $469,000, respectively.

(4) Includes payment of $200,000 for 1993 by Syms Advertising, Inc., a subsidiary of the Company, as performance fees for advertising during such year. Excludes payments made under the lease of the Elmsford store. See "Other Transactions."

(5) Includes payment of $300,000 for the fiscal year ended March 2, 1996, $300,000 for 1995, $300,000 for 1994 and $300,000 for 1993 by Syms
    Advertising, Inc., a subsidiary of the Company, as performance fees for advertising during such years.

(6) Salary from July 1994 upon commencement of his employment with the Company.

                        AGGREGATED OPTION/SAR EXERCISES
           IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information concerning exercises of stock options during fiscal 1996 by the executive officers named in the Summary Compensation Table and the value of unexercised options held by them at year end. No stock options were granted to such executive officers during fiscal 1996.

                                                              NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                                                           OPTIONS/SARS AT FISCAL YEAR     IN-THE-MONEY OPTIONS/SARS
                                                                     END(1)                  AT FISCAL YEAR END(2)
                           NUMBER OF SHARES      VALUE     ---------------------------   -----------------------------
          NAME           ACQUIRED ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
- - ------------------------ --------------------   --------   -----------   -------------   -----------     -------------
Sy Syms.................           0                0              0              0              0             0
Marcy Syms..............           0                0         60,000         40,000        $ 6,200             0
Ronald Zindman..........           0                0          2,400            600              0             0
Stephen A. Merns........           0                0          4,000              0              0             0
Douglas C. Meyer........           0                0              0              0              0             0

- - ---------------
(1) No SARs are held.

(2) Based upon a closing price of $7.75 per share of Common Stock on March 1, 1996.

                                  PENSION PLAN

     The following table sets forth the estimated annual benefits payable on retirement to persons in specified remuneration and years of participation classifications under the Company's defined benefit pension plan (the "Pension Plan") for employees not covered under collective bargaining agreements:

                       HIGHEST FIVE
                           YEAR                            5              15              25
                          AVERAGE                      YEARS OF        YEARS OF        YEARS OF
                       COMPENSATION                  PARTICIPATION   PARTICIPATION   PARTICIPATION
        -------------------------------------------  -------------   -------------   -------------
          $ 50,000.................................     $ 1,900         $ 5,700         $ 9,500
            75,000.................................       2,850           8,550          14,250
           100,000.................................       3,800          11,400          19,000
           125,000.................................       4,750          14,250          23,750
           150,000.................................       5,700          17,100          28,500

Each participant in the Pension Plan is entitled to an annual retirement benefit equal to 19% of the average compensation (excluding bonuses) during his five consecutive highest paid calendar years during the ten years prior to retirement except that the annual benefit payable to Sy Syms at normal retirement, as per the plan, cannot exceed $70,000. For the executive officers named in the Summary Compensation Table, compensation for purposes of the Pension Plan generally corresponds to the amounts shown in the "Salary" column of the Summary Compensation Table, but exclusive of the performance fees from Syms Advertising, Inc. Currently no more than $150,000 (as adjusted from time to time by the Internal Revenue Service) of cash compensation may be taken into account in calculating benefits payable under the Pension Plan. Executive officers in the Summary Compensation Table were credited with the following years of service at December 31, 1995: Sy Syms, 15 or more years; Marcy Syms, 15 or more years; Ronald Zindman , 6 years; Stephen A. Merns, 15 or more years; and Douglas C. Meyer, 1 year. Benefits under the Pension Plan are not subject to any deduction for social security or other offset amount. The annual retirement benefit is reduced pro rata if the employee has completed less than fifteen years of service. Effective December 31, 1994, the plan was amended to change the pro rata reduction to be based on 25 years of participation. A participant is entitled to be paid his benefits upon his retirement at age 65. If a participant has completed at least 15 years of service he may retire upon reaching age 55 but the benefits he receives will be actuarially reduced to reflect the longer period during which he will receive a benefit. A participant who leaves the Company for any reason other than death, disability or retirement will be entitled to receive the vested portion of his benefit payable over different periods of time depending on the aggregate amount vested and payment option elected. A participant's interest vests over a 7 year period commencing in the third year at the rate of 20% after completing three years of employment and 20% for each year thereafter, and is 100% vested after the completion of 7 years of service. Benefit payments are made in the form of one of five annuity payment options elected by the participant. Amounts in the table are based on a straight life annuity.

                           COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who is not an officer or employee of the Company receives a Director's Fee presently established at the rate of $2,000 per meeting for attending regular or special meetings of the Board of Directors, or any committee of the Board of Directors, together with travel expenses related to such attendance. In addition to normal Director's fees, Harvey Weinberg received $15,000 for serving as the Chairman of the Special Committee formed to review and evaluate the 1995 going private proposal, which was subsequently terminated.

                       COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER INFORMATION

     The members of the Compensation Committee of the Board of Directors are Wilbur L. Ross, Jr. and Harvey Weinberg, each of whom is a non-employee director, and Sy Syms, who is Chairman of the Board and Chief Executive Officer of the Company (see "Other Transactions").

     No executive officer of the Company served during fiscal 1996 (i) as a member of the compensation committee or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors, of another entity, one of whose executive officers serves on the compensation committee of the Company; (ii) as a director of another entity, one of whose executive officers served on the compensation committee of the Company; or (iii) as a member of the compensation committee or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors, of another entity, one of whose executive officers served as a director of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and "Report of the Compensation Committee" shall not be incorporated by reference into any such filings.

                               PERFORMANCE GRAPH

     Below is a graph comparing the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years (beginning December 31, 1990 and ending March 2, 1996) with the cumulative total return of the Wilshire 5000 Index and the S&P 500 Retail Composite Index (assuming the investment of $100 on December 31, 1990 in the Company's Common Stock and in each of these two Indexes, and reinvestment of all dividends).

                COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)          SYMS CORP      S&P RETAIL     WILSHIRE 5000
12/31/90                                   100             100             100
12/31/91                                   124             153             130
12/31/92                                   127             179             138
12/31/93                                   124             169             150
12/30/94                                    84             152             146
3/2/96                                     100             176             204

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee's executive compensation policy strives to provide compensation rewards based upon both corporate and individual performance while maintaining a relatively simple compensation program in order to avoid the administrative costs which the Compensation Committee believes are inherent in multiple complex compensation plans and agreements. The Company has no employment agreements with executive officers, and has only one executive compensation plan, the Option Plan.

     The determination of compensation ranges for executive officers reflects a review of salaries and bonuses for executive officers holding similar positions in retailers of relatively comparable size and orientation. However, in making compensation decisions, the Compensation Committee remains cognizant of the Board of Directors' responsibility to enhance shareholder value. The Compensation Committee utilizes cash bonuses only in limited circumstances, when it feels a bonus is merited, based on factors such as an executive's individual performance and the Company's performance relative to its past performance and the performance of competitors. The Company has available a long-term incentive for executives to both remain in the employ of the Company and to strive to maximize shareholder value through the Option Plan, which aligns the interests of executives with those of shareholders. No grants were made under the Option Plan during the most recent fiscal year.

     Determination of Mr. Sy Syms' compensation as the Company's Chief Executive Officer reflects Company performance and comparison with chief executive officer compensation of competitors, but also reflects recognition of his unique, ongoing contribution to the growth, success and profitability of the Company.

     As beneficial owner of 62.2% of the outstanding Common Stock, Mr. Sy Syms maintains an ongoing and active role in executive compensation matters, and is a member of the Compensation Committee.

                                          COMPENSATION COMMITTEE

                                          Sy Syms
                                          Wilbur L. Ross, Jr.
                                          Harvey Weinberg

                               OTHER TRANSACTIONS

     The Company leases its store in Elmsford, New York of approximately 60,000 square feet from Sy Syms. Sy Syms voluntarily amended the lease as of August 1, 1983 as to its rental provisions based upon independent appraisals. Under the original and amended leases, the rent payable by the Company consisted of a fixed annual rent plus a percentage rent based on gross sales of the Elmsford store. Not more frequently than once every five years, the rental terms may be adjusted based upon independent appraisals if requested by Sy Syms. Effective January, 1991, the rental terms were adjusted based upon independent appraisal, which resulted in a fixed annual rental of $600,000 and the elimination of the percentage rent based on gross sales. During the fiscal year ended March 2, 1996, the Company paid to Sy Syms $600,000 in fixed rent.

     Pursuant to loan and stock purchase agreements entered into between Sy Syms and Stanley Blacker, Inc. in 1987, as subsequently amended, Sy Syms personally loaned to Stanley Blacker, Inc. approximately $6,000,000 and became a majority stockholder and member of the Board of Directors of Stanley Blacker, Inc. During 1990, such shares were assigned to the Revocable Living Trust. Sy Syms retains the right to vote such shares. During 1990, Marcy Syms became a member of the Board of Directors of Stanley Blacker, Inc. Sy Syms and Marcy Syms constitute a majority of the Board of Directors of Stanley Blacker, Inc. Neither Sy Syms nor Marcy Syms have received any salary or other cash compensation from Stanley Blacker, Inc. The Company's purchases of merchandise from Stanley Blacker, Inc. and a licensee during fiscal 1996 was approximately $5,139,000. The Company entered into an agreement with the licensee in 1991 to purchase annually approximately $4,200,000 of suits for a five year period ending December 31, 1996. The Company believes the terms upon which it purchases merchandise from Stanley Blacker, Inc. and the licensee are comparable to those obtained from unrelated third parties. As of March 2, 1996, the Company advanced funds to the licensee, totaling approximately $3,438,000, for purchases to be received in the Spring and Fall of 1996. A $2,200,000 provision was made for the fiscal year and fourth quarter ended March 2, 1996 in recognition of current information that the licensee advance may not be fully recoverable. In addition, the Company has guaranteed a letter of credit on behalf of the licensee totalling $150,000 which expires on July 5, 1996 and has advanced fabric in the approximate amount of $486,000.

     Rothschild Inc., of which Mr. Ross is a Managing Director, provided investment banking services to the Special Committee of the Board of Directors during the fiscal year ended March 2, 1996 in connection with the going private proposal, which was subsequently terminated.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Deloitte & Touche LLP as the independent accountants for the Company for fiscal year 1997 and recommends that stockholders approve such appointment. It is the intention of the individuals named in the proxy to vote in favor of approval of the appointment of Deloitte & Touche LLP unless proxies are voted to the contrary. The affirmative vote of a majority of the votes cast at the meeting is necessary for the approval of auditors.

     Deloitte & Touche LLP and its predecessor firms have audited the financial statements of the Company for more than the past ten fiscal years. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

                      NOTICE OF 1997 STOCKHOLDER PROPOSALS

     Proposals of stockholders, to be considered by the Company for inclusion in the proxy material for the fiscal 1997 Annual Meeting, must be received by the Company no later than February 11, 1997 and must comply with the proxy solicitation rules of the Securities and Exchange Commission. Proposals should be addressed to the Secretary, Syms Corp, Syms Way, Secaucus, New Jersey 07094.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the meeting, except those set forth in the notice thereof. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

     Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

                                          By Order of the Board of Directors

                                          Stephen A. Merns
                                          Secretary

June 11, 1996

                                    SYMS CORP

                 ANNUAL MEETING OF STOCKHOLDERS - JULY 10, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Syms Corp (the "Company"), hereby appoints Sy Syms and Marcy Syms and each of them (with full power to act without the other) proxies with full power of substitution, to vote all shares of the Company held by the undersigned at the Annual Meeting of Stockholders of the Company (receipt of a copy of the Notice of such meeting and Proxy Statement being acknowledged) on July 10, 1996 at 10:30 a.m., at the offices of Syms Corp, Syms Way, Secaucus, New Jersey 07094, upon the following matters and upon such other business as may properly come before the meeting and any and all adjournments thereof.

             (CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE.)


                                                                SEE REVERSE SIDE

/X/  PLEASE MARK YOUR
     VOTES AS THIS
     EXAMPLE



                            FOR all nominees            WITHHOLD AUTHORITY
                          listed below (except as    to vote for all nominees
                        marked to contrary below)         listed below
1. Election of
   Directors:                    /  /                         /  /

NOMINEES: Sy Syms, Marcy Syms, John K. Kabay, Wilbur L. Ross, Jr., Harvey
          Weinberg, Philip G. Barach, David A. Messer, Stephen A. Merns

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

_____________________________________________________________________________


                                               FOR      AGAINST     ABSTAIN
2. To approve the appointment of
   Deloitte & Touche LLP as independent        /  /       /  /        /  /
   accountants of the Company for fiscal
   year 1997.


3. In accordance with their best judgment with respect to any other business that may properly come before the meeting.


IN THE ABSENCE OF CONTRARY INSTRUCTIONS AS PROVIDED ABOVE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES AND FOR PROPOSAL 2. ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares and hereby ratifies and confirms all that the above-named individuals or any of them, or their duly appointed substitute or substitutes, may do by virtue hereof.

SIGNATURE(S) ________________________________________ DATED ______________, 1996

(NOTE: Please sign exactly as your name or names appear on the stock certificate, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer.)